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EXHIBIT 99.1


                            ACCESSPOINT CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 7, 2004


REPORT OF THE INSPECTOR OF ELECTION AS TO THE 2004 ANNUAL MEETING OF STOCKHOLDERS OF ACCESSPOINT CORPORATION


As to the first order of business - the proposal to increase in the number of authorized shares of the Company's $.001 par value common stock from 25,000,000 shares to 50,000,000 shares - the vote was 12,763,195 for and 24,197 against. The votes in favor represent 99.8 percent of the votes cast.

As to the second order of business - the proposal to increase the authorized number of directors on the Board from five (5) to seven (7) members by amending
Article III, Section 2 of the Company's ByLaws - the vote was 12,746,666 for and 34,319 against. The votes in favor represent 99.7 percent of the votes cast.

As to the third order of business - the election of Gene C. Valentine, Joseph Byers and Michael Savage to the board of directors - the vote was 12,749,637 for and 1,690 against. The votes in favor represent 99.3 percent of the votes cast.

As to the fourth order of business - the approval and ratification of the Settlement Agreement pertaining to the "Bentley/Djokovich Lawsuits."- the vote was 12,766,316 for and 6,448 against. The votes in favor represent 99.9 percent of the votes cast.

As to the fifth order of business - the approval and ratification of the actions of the Company's directors for the last fiscal year and for the period from the fiscal year end through the date of the shareholder meeting - the vote was 12,720,007 for and 33,432 against. The votes in favor represent 99.7 percent of the votes cast.

At to the sixth and final order of business - the ratification of the appointment of Mendoza Berger & Company, LLP, Certified Public Accountants, as auditors to examine the consolidated financial statements of Accesspoint for the fiscal year ending December 31, 2004, and to perform other appropriate audit and advisory services - the vote was 12,778,793 for and 2,500 against. The votes in favor represent 99.9 percent of the votes cast.


Signed: January 28, 2005                             /S/ EDWARD A. HOFFMAN
                                                     ---------------------------
                                                     Edward A. Hoffman
                                                     Inspector of Election